EXHIBIT 99.1

Just Energy CEO Taking Immediate Leave of Absence for Health Reasons

Company CFO Michael Carter has been named Interim President and CEO

TORONTO, Dec. 13, 2022 (GLOBE NEWSWIRE) -- Just Energy Group Inc. (“Just Energy” or the “Company”) (NEX:JE.H; OTC:JENGQ), a retail provider specializing in electricity and natural gas commodities and bringing energy efficient solutions and renewable energy options to customers, today announced that Scott Gahn, its Chief Executive Officer, will be taking an immediate leave of absence for health reasons. The Just Energy Board of Directors has appointed Michael Carter, the Company’s Chief Financial Officer, as interim President and Chief Executive Officer, effective immediately.

“Our thoughts are with Scott and his family during this difficult time, and on behalf of the entire Just Energy team we wish Scott the very best,” said Michael Carter, CFO and Interim President and Chief Executive Officer.

As a member of the leadership team since 2020, Mr. Carter is deeply involved in the operations of Just Energy and, with the support of the other members of the executive management team, is well-positioned to lead the Company out of its restructuring phase, upon the close of the previously announced transaction under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”).

Further information regarding the Transaction or Just Energy’s proceedings under the CCAA is available on the website of FTI Consulting Canada Inc., the court appointed monitor under Just Energy’s CCAA proceedings (the “Monitor”) at http://cfcanada.fticonsulting.com/justenergy/ and at the Omni Agent Solutions case website at https://cases.omniagentsolutions.com/?clientId=3600. Information about Just Energy’s CCAA proceedings generally can also be obtained by contacting the Monitor by phone at 416-649-8127 or 1-844-669-6340, or by email at justenergy@fticonsulting.com.

About Just Energy Group Inc.

Just Energy is a retail energy provider specializing in electricity and natural gas commodities and bringing energy efficient solutions, carbon offsets and renewable energy options to customers. Currently operating in the United States and Canada, Just Energy serves residential and commercial customers. Just Energy is the parent company of Amigo Energy, Filter Group, Hudson Energy, Interactive Energy Group, Tara Energy, and Terrapass. Visit https://investors.justenergy.com/ to learn more.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements with respect to expectations with respect to completion of the transaction under the CCAA and the ability of Just Energy to continue as a going concern following consummation of the transaction under the CCAA; the impact of the COVID-19 pandemic on the Company’s business, operations and sales; the Company’s ability to access sufficient capital to provide liquidity to manage its cash flow requirements; general economic, business and market conditions; the ability of management to execute its business plan; levels of customer natural gas and electricity consumption; extreme weather conditions; rates of customer additions and renewals; customer credit risk; rates of customer attrition; fluctuations in natural gas and electricity prices; interest and exchange rates; actions taken by governmental authorities including energy marketing regulation; increases in taxes and changes in government regulations and incentive programs; changes in regulatory regimes; results of litigation and decisions by regulatory authorities; competition; and dependence on certain suppliers. Additional information on these and other factors that could affect Just Energy’s operations or financial results are included in Just Energy’s Form 10-K and other reports on file with the U.S. Securities and Exchange Commission which can be accessed at www.sec.gov and with the Canadian securities regulatory authorities which can be accessed through the SEDAR website at www.sedar.com or through Just Energy’s website at investors.justenergy.com.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

FOR FURTHER INFORMATION PLEASE CONTACT:

Investors
Michael Cummings
Alpha IR
Phone: (617) 982-0475
JE@alpha-ir.com

Michael Carter
Just Energy, CFO and Interim President and CEO
Phone: 905-670-4440
pr@justenergy.com

Court-appointed Monitor
FTI Consulting Canada Inc.
Phone: 416-649-8127 or 1-844-669-6340
justenergy@fticonsulting.com

Media
Holly Winter
Longview Communications
Phone: 416-454-7595
hwinter@longviewcomms.ca

Source: Just Energy Group Inc.